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                                                                    Exhibit 21.1

                                 SUBSIDIARIES OF
                   REINSURANCE GROUP OF AMERICA, INCORPORATED

RGA International Corporation (Nova Scotia ULC)
RGA Financial Products Limited, Nova Scotia corporation
RGA Life Reinsurance Company of Canada, Federal corporation

General American Argentina Seguros de Vida, S.A. (f/k/a Manantial Seguros de
 Vida, S.A.), Argentine corporation

RGA Argentina S.A., Argentine corporation
RGA Australian Holdings Pty, Limited, Australian corporation
   RGA Reinsurance Company of Australia Limited, Australian corporation RGA Asia Pacific Pty Limited

RGA Holdings Limited, United Kingdom corporation
    RGA UK Services Limited (formerly RGA Managing Agency Limited, United Kingdom corporation)
    RGA Capital Limited, United Kingdom corporation
    RGA Reinsurance (UK) Limited, United Kingdom corporation

Reinsurance Company of Missouri, Incorporated, Missouri corporation
RGA Reinsurance Company, Missouri corporation
         Fairfield Management Group, Inc., Missouri corporation
             Great Rivers Reinsurance Management, Inc., Missouri corporation Reinsurance Partners, Inc., Missouri corporation
             RGA (U.K.) Underwriting Agency Limited, United Kingdom corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation
    RGA Financial Group, L.L.C. - 80% owned by RGA Reinsurance Company (Barbados) Ltd. and 20% owned by RGA Reinsurance Company

RGA Americas Reinsurance Company, Ltd., Barbados corporation

RGA South African Holdings (Pty) Limited, South African corporation
    RGA Reinsurance Company of South Africa, Limited, South African corporation

RGA Capital Trust I, Delaware corporation

Triad Re, Ltd., Barbados corporation

RGA Sigma Reinsurance SPC

Regal Atlantic Company (Bermuda) Ltd.